EXHIBIT 23



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the incorporation by reference of our audit report dated March 27, 2010 which is included in the Annual Report on Form 10-K for the year ended December 31, 2009 of Biocurex, Inc. in the Company's Registration Statement on Form S-8 pertaining to the "Stock Option Plans".



/s/ "MANNING ELLIOTT LLP"

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 28, 2010


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                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of Biocurex, Inc. on Form S-8 whereby the Company, as well as certain shareholders of the Company, propose to sell up to 28,500,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very Truly Yours,

                              HART & TRINEN, L.L.P.



                             By /s/ William T. Hart
                                          William T. Hart


Denver, Colorado
June 28, 2010



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